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                                     [LETTERHEAD]
                                                                EXHIBIT 5


                                  December 10, 1997


Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois 60601

         Re: 5,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 Preferred Stock Purchase Rights.
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Dear Ladies and Gentlemen:

         I refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Stone Container Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to
(i) the participations (the "Participations") in the Stone Container Corporation Deferred Income Savings Plan (the "Plan"), and (ii) 5,000,000 shares of Common Stock, $.01 par value per share (the "Registered Common Stock"), together with 5,000,000 preferred stock purchase rights (the "Registered Rights") associated therewith, in connection with the Plan. The terms of the Rights are set forth in the Rights Agreement dated as of July 25, 1988, as amended by the Amendment to Rights Agreement dated as of July 23, 1990 and the Amendment to Rights Agreement dated as of May 16, 1996 (collectively, the "Rights Agreement") between the Company and The First National Bank of Chicago.

         I am familiar with the proceedings to date with respect to the Plan and the Registration Statement, and have examined such records, documents and matters of law, and satisfied myself as to such matters of fact, as I have considered relevant for the purposes of this opinion.

         Based on the foregoing, I am of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Participations will be legally issued and non-assessable, provided: (i) the Registration Statement, as it may be amended, shall have become effective under the Act and the Prospectus then in use by the Company shall comply with the Act and the Rules and Regulations of the Commission thereunder; and (ii) the Participations shall have been duly issued and paid for in accordance with the terms of the Plan.

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Stone Container Corporation
December 10,1997
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         3.   Any shares of the Registered Common Stock which are newly issued in connection with the Plan will constitute shares of Common Stock of the Company which have been duly authorized and validly issued and are fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance of such shares as contemplated by the Plan; and (iii) certificates representing such shares shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Plan.

         4. The Registered Rights associated with the newly issued shares of Registered Common Stock referred to in paragraph 3 will be legally issued when
(i) such Registered Rights shall have been duly issued in accordance with the terms of the Rights Agreement and (ii) such associated shares shall have been duly issued and paid for as set forth in paragraph 3.

         This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         I do not find it necessary for the purposes of this opinion, and accordingly I express no opinion as to, the application of the securities or "Blue Sky" laws of the various states.

         I have assumed, for the purpose of this opinion, that the Board of Directors of the Company adopted the Rights Agreement on an informed basis after reasonable investigation, in the good faith exercise of business judgment in furtherance of what the Board of Directors honestly and reasonably believed to be necessary and appropriate to protect the Company from coercive acquisition techniques and in the best interests of the Company and its stockholders.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                  Very truly yours,


                                  /s/ Leslie T. Lederer
                                  ---------------------
                                  Leslie T. Lederer